September 27, 2007

Board of Directors
MEDirect Latino, Inc.
2101 West Atlantic Boulevard, Suite 101
Pompano Beach, FL 33069

Re:  Resignation of Raymond J. Talarico, Board of Directors,
       MEDirect Latino Inc.

Via: Fax & Email

Dear MEDirect Latino (Company), Board of Directors, Granite Creek Partners:

Please accept my resignation from the Board of Directors of MEDirect Latino Inc., as defined under the Standstill Agreement, executed between the parties addressed.

While I believe in and fully support the Standstill Agreement, and will continue to act in good faith, I do not support the current direction of the Company, and without acting contrary to the Standstill Agreement, my ability to descent, bring motions, act and ratify is undeniable compromised.

This resignation is effective immediately.

Regards,

/s/ Raymond J. Talarico

Raymond J. Talarico

Cc: Charles Pearlman, Arnstein & Lehr LLP
 Thomas Tew, Tew Cardenas LLP